SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 6, 1998


                           GEOTEK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

         Delaware                        0-17581                22-2358635
(State of other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)

102 Chestnut Ridge Road, Montvale, New Jersey                     07645
  (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code 201-930-9305

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      As previously reported, Geotek Communications, Inc. (the "Company") was notified by the Pacific Stock Exchange (the "Exchange") that the Company was subject to the initiation of delisting proceedings for failure to maintain the Exchange's net tangible asset requirement.

      On August 6, 1998, the Exchange notified the Company that on August 4, 1998, the Equity Listings Committee of the Exchange voted to delist the Company's Common Stock, based on the Company's failure to satisfy various of the Exchange's listing maintenance requirements related primarily to the Company's impaired financial condition. The Company's Common stock was suspended from trading effective on August 5, 1998.

      The  Company's  Common  Stock  continues  to be traded on The OTC Bulletin
Board.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GEOTEK COMMUNICATIONS, INC.


Date:   August 7, 1998              By:  /s/ Robert Vecsler
                                         ---------------------------------------
                                         Name:     Robert Vecsler
                                         Title     Secretary and General Counsel